EXHIBIT 99.2

DALTON ADVENTURES, LLC AND AFFILIATE (DBA SEVEN FIVE FARM)

UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

DALTON ADVENTURES, LLC AND AFFILIATE (DBA SEVENFIVE FARM)

UNAUDITED CONDENSED CONSOLIDATED

FINANCIAL STATEMENTS

AS OF MARCH 31, 2020

DALTON ADVENTURES, LLC AND AFFILIATE (DBA SEVENFIVE FARM)

CONDENSED CONSOLIDATED BALANCE SHEETS

	March 31, 2020 (Unaudited)	December 31, 2019
ASSETS
Current Assets
Cash and cash equivalents	$1,028,662	$893,363
Cash held in escrow	74,065	59,620
Accounts receivable	77,340	118,754
Inventories, net	115,356	159,739
Prepaid expenses and other current assets	2,120	4,119
Total current assets	1,297,543	1,235,595

Property and equipment, net	860,244	877,947
Deferred tax asset, net	2,907	2,907
Total Assets	$2,160,694	$2,116,449

LIABILITIES & MEMBER’S EQUITY

Current Liabilities
Accounts payable	$49,050	$61,619
Accrued expenses and other liabilities	129,229	121,825
Income taxes payable	300,894	221,480
Current portion of related party notes payable	844,219	934,951
Total current liabilities	1,323,392	1,339,875

Note payable, net of loan fees	491,466	490,136
Related party notes payable, net of current portion	--	--
Total liabilities	1,814,858	1,830,011

Member’s equity	345,836	286,438

Total Liabilities & Member’s Equity	$2,160,694	$2,116,449

See Notes to condensed consolidated financial statements.

DALTON ADVENTURES, LLC AND AFFILIATE (DBA SEVENFIVE FARM)

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND MEMBER’S EQUITY (DEFICIT)

(Unaudited)

	Three months ended March 31,
	2020	2019
REVENUE, net	$648,043	$474,771

COST OF GOODS SOLD, including depreciation of $15,350 and $15,137, respectively	497,079	350,359
GROSS PROFIT	150,964	124,412

OPERATING EXPENSES
General and administrative	16,236	8,935
Depreciation	2,353	2,262
Total operating expenses	18,589	11,197

INCOME FROM OPERATIONS	132,375	113,215

OTHER EXPENSE
Interest expense, net	32,277	34,727
Amortization of debt discount	1,330	1,330
Total other expense, net	33,607	36,057

NET INCOME BEFORE INCOME TAXES	98,768	77,158

Income tax expense	39,370	39,473

NET INCOME	$59,398	$37,685

Member’s equity (deficit), beginning of the year Distributions	$286,438	$(326,762)
MEMBER’S EQUITY (DEFICIT), END OF PERIOD	$345,836	$(289,077)

See Notes to condensed consolidated financial statements.

DALTON ADVENTURES, LLC AND AFFILIATE (DBA SEVENFIVE FARM)

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	Three months ended March 31,
	2020	2019
OPERATING ACTIVITIES
Net loss	$59,398	$37,685
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	17,703	17,399
Amortization of loan costs	1,330	1,330

Changes in operating assets and liabilities:
Accounts receivable	41,414	(44,937)
Inventories	44,383	(7,716)
Prepaid expenses and other assets	1,999	(72,002)
Accounts payable	(12,569)	14,122
Accrued expenses and other liabilities	7,404	76,848
Income taxes payable	79,414	17,898
Net cash used in operating activities:	240,476	40,627

INVESTING ACTIVITIES
Purchase of property and equipment	--	(528)
Net cash provided by (used in) investing activities	--	(528)

FINANCING ACTIVITIES
Payments on related party notes payable	(90,732)	(29,149)
Net cash provided by financing activities	(90,732)	(29,149)

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	149,744	10,950
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	952,983	368,221
CASH AND CASH EQUIVALENTS, END OF PERIOD	$1,102,727	$379,171

SUPPLEMENTAL SCHEDULE OF CASH FLOW INFORMATION
Cash paid for interest	$13,179	$15,510

See Notes to condensed consolidated financial statements.

DALTON ADVENTURES, LLC AND AFFILIATE (DBA SEVENFIVE FARM)

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

NOTE 1.   ORGANIZATION AND NATURE OF BUSINESS

Dalton Adventures, LLC (“Dalton Adventures”) is a single member limited liability company which was formed in June 2010 under the laws of Colorado. Under the terms of the operating agreement, Dalton Adventures will continue in existence until the member makes a determination to dissolve the entity. Dalton Adventures principal business is the growing and selling of wholesale recreational cannabis products. The offices and licensed cultivation facility of Dalton Adventures are located in Boulder, Colorado.

Dalton Farms, LLC (“Dalton Farms”) is a single member limited liability company which was formed in October 2016. The entity’s sole purpose is to hold land and real estate, which is leased to Dalton Adventures. Dalton Adventures is the primary beneficiary; thus, the operations of Dalton Farms have been consolidated with those of Dalton Adventures.

The accompanying condensed consolidated financial statements include the accounts of Dalton Adventures and Dalton Farms (collectively referred to as the “Company”). All significant intercompany accounts and transactions have been eliminated in consolidation.

The Company’s business is subject to legal risk. Even though the State of Colorado has granted licenses to the Company for cultivation and wholesale distribution of marijuana products, these activities remain illegal under federal law. This causes higher federal income taxation (Internal Revenue Code 280E) and difficulty in obtaining traditional banking and financing relationships. If the federal government elects to enforce the laws as currently written or changes the laws with respect to cannabis, it could have an adverse effect on the Company’s operations, including potential prosecution under the laws and liquidation of the Company. The Company is also subject to a variety of state laws, regulations, and local ordinances.

NOTE 2. SUMMARY OF SIGNIGICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) for interim financial information. Accordingly, they do not include all the information and footnotes required by U.S. GAAP for complete financial statements. In the opinion of the Company’s management, the accompanying unaudited condensed consolidated financial statements contain all adjustments (consisting of normal recurring accruals and adjustments) necessary to state fairly the financial position, results of operations, and cash flows of the Company at the dates and for the periods indicated. Interim results are not necessarily indicative of results for the full fiscal year. The year-end condensed consolidated balance sheet data was derived from audited financial statements but does not include all disclosures required by U.S. GAAP.

The unaudited condensed consolidated financial statements should be read in conjunction with the consolidated financial statements and the notes thereto contained in the Company’s Annual Report for the year ended December 31, 2019. The comparative balance sheet at December 31, 2019 has been derived from the audited financial statements at that date.

Use of Estimates

The preparation of consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosures of contingent assets and liabilities at the date of the consolidated financial statements, and the reported amounts of revenues and expenses during the reporting period. Accordingly, actual results could differ from those estimates, and such results could be material.

Significant estimates that are particularly susceptible to change relate to inventory standard costing, inventory overhead allocation and reserves, estimated useful lives of long-lived assets and income tax provisions and uncertain tax positions.

Recently Issued Accounting Standards

FASB ASU 2019-12 – “Income Taxes (Topic 740)” – In December 2019, the Financial Accounting Standards Board (“FASB”) issued guidance which simplifies certain aspects of accounting for income taxes. The guidance is effective for interim and annual reporting periods beginning after December 15, 2020, and early adoption is permitted. We do not expect adoption of this ASU to have a material effect on our consolidated financial statements.

NOTE 3.   NOTES PAYABLE

Notes Payable to a Financial Institution

On November 7, 2016, Dalton Farms entered into a loan agreement with a financial institution for $350,000. The loan was refinanced in March 2018 at which time the Company was advanced an additional $150,000. The loan accrues interest on the unpaid principal at 11.99% per annum, is payable monthly, and is collateralized by the land and building used in its cannabis cultivation and wholesale distribution operations. The outstanding principal balance is due in full in November 2021. The outstanding balance as of March 31, 2020 and December 31, 2019 was approximately $500,000.

Loan fees paid to date totaled $24,855, of which $5,000 were paid during 2018, and are amortized on a straight-line basis over the life of the loan. Total amortization expense recognized during the three months ending March 31, 2020 and 2019 was $1,330. Accumulated amortization of deferred loan fees totaled $16,321 and $14,991 as of March 31, 2020 and December 31, 2019, respectively.

The loan agreement requires Dalton Farms to deposit certain funds into a reserve escrow account each month for property taxes and insurance. Dalton Farms had an escrow cash balance of $74,065 and $59,620 as of March 31, 2020 and December 31, 2019, respectively.

Notes Payable to Related Parties

On December 31, 2016, the Company entered into an unsecured loan agreement with its member for $984,934. The loan accrues interest on the unpaid principal at 5% per annum. The loan and accrued interest, less any discretionary payments, are due in full on December 31, 2020. The outstanding balance as of March 31, 2020 and December 31, 2019 was approximately $844,219 and $864,000, respectively.

On April 1, 2014, the Company entered into an unsecured loan agreement with a related party for $100,000. The loan compounded interest at 15% for the first year, and 5% per annum for the remainder of its term through maturity. The loan with compounded interest was payable in monthly installments of $3,574 starting January 1, 2019, with additional discretionary payments accepted by the lender. The outstanding balance as of March 31, 2020 and December 31, 2019 was approximately $0 and $16,000, respectively. The outstanding loan balance including interest was paid in full in January 2020.

On April 1, 2014, the Company entered into an unsecured loan agreement with another related party for $150,000. The loan compounded interest at 15% for the first year, and 5% per annum for the remainder of its term through maturity. The loan with compounded interest was payable in monthly installments of $5,046 starting January 1, 2019, with additional discretionary payments accepted by the lender. The outstanding balance as of March 31, 2020 and December 31, 2019 was approximately $0 and $56,000, respectively. The outstanding loan balance including interest was paid in full in January 2020.

The schedule of repayment for all loans mentioned above is as follows as of March 31, 2020:

Years Ending March 31,
2020	$844,219
2021	500,000
$1,344,219

NOTE 4. SIGNIFICANT CONCENTRATIONS

The Company has significant concentrations with certain customers. Four and three customers accounted for approximately 91% and 91% of accounts receivable as of March 31, 2020 and 2019, respectively. Three and two customers accounted for approximately and 45% and 34% of sales for the three months ended March 31, 2020 and 2019, respectively.

NOTE 5. COMMITMENTS AND CONTINGENCIES

The Company’s operations are subject to a variety of local and state regulation. Failure to comply with one or more of those regulations could result in fines, restrictions on its operations, or losses of permits that could result in the Company ceasing operations. While management of the Company believes that the Company followed applicable local and state regulation for the years ended March 31, 2020 and December 31, 2019, and through the date of the financial statements, cannabis regulations continue to evolve and are subject to differing interpretations. As a result, the Company may be subject to regulatory fines, penalties or restrictions in the future.

In April 2020, the Company received a Warning Letter from the Colorado Marijuana Enforcement Division (“MED”) citing security and cannabis waste disposal violations noted during an inspection performed by the MED in March 2020. The Company responded to the Letter in May 2020 citing the Company’s remedies for all noted violations, but has not received confirmation as of the date of the consolidated financial statements that the matter is settled and no further action will be taken by the MED for the cited violations. The Company does not believe that the pending matter will have a material effect on the consolidated financial statements. Accordingly, no provision for any liability that may result from the pending matter has been made in the accompanying consolidated financial statements.

The Company entered into a Commission Agreement with an agent in August 2019. The agent’s services were not considered incurred until execution of the Asset Purchase Agreement in 2020, and accordingly, no related expense or liability was recognized in the consolidated financial statements as of March 31, 2020. See Note 7.

NOTE 6. RELATED PARTY TRANSACTIONS

In November 2016, Dalton Farms (as lessor) and Dalton Adventures (as lessee) entered into a lease agreement for the land and building used in its cannabis cultivation and wholesale distribution operations. The term of the lease provided for a 5-year initial term, expiring in November 2021, with an option to extend for an additional 5 years with base rent increasing at 5% per year, as defined. The base rent during the initial term is $10,000 per month. The transactions under this lease have been eliminated in consolidation.

NOTE 7.   SUBSEQUENT EVENTS

The Company has evaluated events through July 22, 2020, which is the date the consolidated financial statements were available to be issued. There were no material subsequent events that require recognition or disclosure in these consolidated financial statements other than those described below.

Acquisition

On January 24, 2020, the Company entered into an Asset Purchase Agreement with General Cannabis Corporation, a Colorado Corporation (“the Acquirer”), pursuant to which the Acquirer purchased certain assets of the Company with the intent to assume its cannabis cultivation and wholesale distribution operations. The amount to be received for the assets is equal to 1.4 times the Company’s gross revenue for the 12-month period prior to the closing, provided that this amount is not less than $3,000,000. The Company agreed to receive the Acquirer’s shares of common stock as consideration. The agreement became effective May 13, 2020 upon approval by the Colorado Marijuana Enforcement Division.

In furtherance to the Asset Purchase Agreement, the Company entered into an Equipment Agreement with the Acquirer in April 2020, pursuant to which the Company agreed to purchase certain equipment which, upon closing of the Asset Purchase Agreement, would be purchased by the Acquirer at cost from the Company. In relation to the Equipment Agreement, the Company purchased approximately $92,000 of equipment in 2020. Consideration has not yet been received from the Acquirer as of the date of the auditor’s report.

In connection with the Asset Purchase Agreement, the Acquirer and Dalton Farms entered into a lease agreement on January 2020 to lease the building used for the cannabis cultivation and wholesale distribution operations. The lease agreement has an initial 5-year term with an option to renew for an additional 5 years. Rental payments of $30,000 are due monthly with increases of 1.5% occurring annually. The lease agreement requires a deposit of $30,000.

Upon execution of the Asset Purchase Agreement, the Company owes an agent 5% of the gross purchase price and 5% of the initial term of any resulting lease agreement between the Company and the Acquirer, in accordance with the Commission Agreement entered into by the Company with the agent in August 2019.

COVID-19

On January 30, 2020, the World Health Organization (“WHO”) announced a global health emergency because of a new strain of coronavirus originating in Wuhan, China (the “COVID-19 outbreak”) and the risks to the international community as the virus spreads globally beyond its point of origin. In March 2020, the WHO classified the COVID-19 outbreak as a pandemic, based on the rapid increase in exposure globally.

To date revenues have not been adversely impacted and the Company has elected not to take any significant cost reduction measures. If the impact of COVID-19 does begin to impact revenues in an adverse way, the Company will look at cost cutting measures to offset any declines in revenue. While the disruption is currently expected to be temporary, there is considerable uncertainty around the duration. Based on management’s projections, the Company believes it currently has sufficient cash to meet its funding requirements over the next year. There can be no assurance that the Company will be successful with its plan for forecasts.

The full impact of the COVID-19 outbreak continues to evolve as of the date of this report. As such, it is uncertain as to the full magnitude that the pandemic will have on the Company’s financial condition, liquidity, and future results of operations. Management is actively monitoring the situation on its financial condition, liquidity, operations, suppliers, industry, and workforce.